Contact:         Lily Outerbridge
Investor Relations
(441) 298-0760

PLATINUM UNDERWRITERS HOLDINGS, LTD.  REPORTS FINANCIAL RESULTS
FOR THE THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2007

HAMILTON, BERMUDA, October 23, 2007 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported net income of $91.3 million, or $1.37 per diluted common share, for the quarter ended September 30, 2007.  The results for the quarter include net premiums earned of $290.3 million, a decrease of 14.5% from the same quarter last year, net favorable development of $13.4 million, compared with net favorable development of $20.0 million for the same quarter last year, and net investment income of $54.3 million, an increase of 12.4% from the same quarter last year.

Michael D. Price, Chief Executive Officer, commented, “Our excellent overall result for the quarter reflected solid current period underwriting margins, growing investment income, and favorable prior period reserve development.  Our book value per share increased 13.3% from December 31, 2006 to $32.09, and reflects share repurchases in the quarter of $104.4 million at an average price of $33.69.”

Mr. Price added, “Plentiful reinsurance capacity resulting from historically good market conditions and light catastrophe losses in combination with some companies’ drive for growth and diversification will likely put downward pressure on reinsurance rates across nearly all lines and geographies.  However, given the significant asset base we have developed over the past five years and with our focus on underwriting for profitability, we believe that our prospects for continuing to build book value per share are strong in 2008 and beyond.”

Results for the quarter ended September 30, 2007 were summarized as follows:

• Net income was $91.3 million or $1.37 per diluted common share.

• Net premiums written were $292.1 million and net premiums earned were $290.3 million.

• GAAP combined ratio was 81.3%.

• Net investment income was $54.3 million.

Results for the quarter ended September 30, 2007 compared to the quarter ended September 30, 2006 were summarized as follows:

•	Net income increased $6.4 million (or 7.5%).

•	Net premiums written decreased $5.9 million (or 2.0%) and net premiums earned decreased $49.3 million (or 14.5%).

•	GAAP combined ratio decreased 3.1 percentage points.

•	Net investment income increased $6.0 million (or 12.4%).

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the quarter ended September 30, 2007 were $142.5 million, $141.2 million and $8.4 million, respectively, representing 48.8%, 48.3% and 2.9%, respectively, of the total net premiums written. Combined ratios for these segments were 57.6%, 98.8% and 125.5%, respectively, for the quarter. Compared to the quarter ended September 30, 2006, net premiums written increased by $59.5 million (or 71.7%) in the Property and Marine segment and decreased by $61.1 million (or 30.2%) and $4.3 million (or 34.0%) in the Casualty and Finite Risk segments, respectively.

Results for the nine months ended September 30, 2007 were summarized as follows:

• Net income was $254.8 million or $3.79 per diluted common share.

• Net premiums written were $878.8 million and net premiums earned were $871.1 million.

• GAAP combined ratio was 83.0%.

• Net investment income was $160.7 million.

Results for the nine months ended September 30, 2007 compared to the nine months ended September 30, 2006 were summarized as follows:

•	Net income increased $11.1 million (or 4.5%).

•	Net premiums written decreased $22.3 million (or 2.5%) and net premiums earned decreased $149.9 million (or 14.7%).

•	GAAP combined ratio decreased 1.4 percentage points.

•	Net investment income increased $23.5 million (or 17.1%).

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the nine months ended September 30, 2007 were $399.4 million, $456.0 million, and $23.4 million, respectively, representing 45.5%, 51.9% and 2.6%, respectively, of the total net premiums written.  Combined ratios for these segments were 62.4%, 99.1% and 86.1%, respectively, for the nine months ended September 30, 2007.  Compared to the nine months ended September 30, 2006, net premiums written increased $65.5 million (or 19.6%) in the Property and Marine segment and decreased $128.0 million (or 21.9%) in the Casualty segment.  Compared to the nine months ended September 30, 2006, net premiums written increased $40.2 million in the Finite Risk segment, primarily due to the termination of two quota share contacts in the nine months ended September 30, 2006.  As previously disclosed, one of these contracts was terminated on a cut-off basis, which resulted in the return of approximately $56.6 million of previously written but unearned premium.

Total assets were $5.2 billion as of September 30, 2007, an increase of $106.6 million (or 2.1%) from $5.1 billion as of December 31, 2006.  Cash, cash equivalents and fixed maturity investments were $4.4 billion as of September 30, 2007, an increase of $178.3 million (or 4.2%) from $4.2 billion as of December 31, 2006.

Shareholders’ equity was $2.0 billion as of September 30, 2007, an increase of $145.6 million (or 7.8%) from December 31, 2006.  Book value per common share was $32.09 as of September 30, 2007 based on 57.2 million common shares outstanding, an increase of $3.76 (or 13.3%) from $28.33 based on 59.7 million common shares outstanding as of December 31, 2006.

Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement).  The financial supplement provides additional detail regarding the financial performance of Platinum and its business segments.

Teleconference
Platinum will host a teleconference to discuss its financial results on Wednesday, October 24, 2007 at 8:00 a.m. Eastern time.  The call can be accessed by dialing 800-289-0528 (US callers) or 913-981-5522 (international callers) or in a listen-only mode via the Investor Relations section of Platinum’s website at www.platinumre.com.  Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call.

The teleconference will be recorded and a replay will be available from 11:00 a.m. Eastern time on Wednesday, October 24, 2007 until midnight Eastern time on Wednesday, October 31, 2007.  To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode: 6445863.  The teleconference will also be archived on the Investor Relations section of Platinum’s website at www.platinumre.com for the same period of time.

Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain schedules containing financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including segment underwriting income (or loss) and related underwriting ratios are referred to as non-GAAP. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures, which are used to monitor the results of operations, allow for a more complete understanding of the underlying business. These measures should not be viewed as a substitute for those determined in accordance with GAAP. A reconciliation of such measures to the most comparable GAAP figures such as income before income tax expense and total shareholders’ equity is presented in the attached financial information in accordance with Regulation G.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis.  Platinum operates through its principal subsidiaries in Bermuda and the United States.  The Company has a financial strength rating of A (Excellent) from A.M. Best Company, Inc.  For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements
Management believes certain statements in this press release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "should," "estimate," "expect," "anticipate," "intend," "believe," "predict," "potential," or words of similar import.  Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change.  These uncertainties and risks include, but are not limited to, conducting operations in a competitive environment; our ability to maintain our A.M. Best Company, Inc. rating; significant weather-related or other natural or man-made disasters over which the Company has no control; the effectiveness of our loss limitation methods and pricing models; the adequacy of the Company's liability for unpaid losses and loss adjustment expenses; the availability of retrocessional reinsurance on acceptable terms; our ability to maintain our business relationships with reinsurance brokers; general political and economic conditions, including the effects of civil unrest, acts of terrorism, war or a prolonged U.S. or global economic downturn or recession; the cyclicality of the property and casualty reinsurance business; market volatility and interest rate and currency exchange rate fluctuation; tax, regulatory or legal restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally; and changes in the Company's plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company's discretion.  As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company.  Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation  to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.

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Platinum Underwriters Holdings, Ltd.
Consolidated Statements of Operations and Comprehensive Income (Unaudited)
For the Three and Nine Months Ended September 30, 2007 and 2006
(amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006

Revenue
Net premiums earned	$290,310	339,609	871,076	$1,020,975
Net investment income	54,283	48,302	160,666	137,165
Net realized gains (losses) on investments	(864)	(57)	(2,521)	22
Other income (expense)	(659)	1,714	(3,645)	(1,927)

Total revenue	343,070	389,568	1,025,576	1,156,235

Expenses
Net losses and LAE	163,923	191,428	510,267	585,666
Net acquisition expenses	51,445	74,994	156,392	220,285
Other underwriting expenses	20,757	20,063	56,153	55,064
Corporate expenses	7,404	5,285	21,322	16,664
Net foreign currency exchange (gains) losses	(1,429)	228	(2,887)	(461)
Interest expense	5,457	5,452	16,368	16,352

Total expenses	247,557	297,450	757,615	893,570

Income before income tax expense	95,513	92,118	267,961	262,665

Income tax expense	4,210	7,195	13,175	18,958

Net income	91,303	84,923	254,786	243,707

Preferred dividends	2,602	2,602	7,806	7,780

Net income attributable to common shareholders	$88,701	82,321	246,980	$235,927

Basic
Weighted average common shares outstanding	58,946	59,537	59,572	59,287
Basic earnings per common share	$1.50	1.38	4.15	$3.98

Diluted
Adjusted weighted average common shares outstanding	66,710	66,520	67,294	66,273
Diluted earnings per common share	$1.37	1.28	3.79	$3.68

Comprehensive income
Net income	$91,303	84,923	254,786	$243,707
Other comprehensive income (loss), net of deferred taxes	23,719	53,941	178	(5,779)
Comprehensive income	$115,022	138,864	254,964	$237,928

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
As of September 30, 2007 and December 31, 2006
(amounts in thousands, except per share amounts)

	September 30, 2007	December 31, 2006
	(Unaudited)
Assets
Investments	$3,602,120	$3,350,162
Cash, cash equivalents and short-term investments	805,132	878,775
Reinsurance premiums receivable	299,295	377,183
Accrued investment income	33,917	32,682
Reinsurance balances (prepaid and recoverable)	43,340	67,636
Deferred acquisition costs	82,602	82,610
Funds held by ceding companies	165,495	238,499
Other assets	168,279	66,020

Total assets	$5,200,180	$5,093,567

Liabilities
Unpaid losses and loss adjustment expenses	$2,363,274	$2,368,482
Unearned premiums	358,915	349,792
Debt obligations	292,840	292,840
Commissions payable	105,725	140,835
Other liabilities	75,740	83,557

Total liabilities	3,196,494	3,235,506

Total shareholders' equity	2,003,686	1,858,061

Total liabilities and shareholders' equity	$5,200,180	$5,093,567

Book value per common share (a)	$32.09	$28.33

(a) Book value per common share is determined by dividing shareholders' equity, excluding capital attributable to preferred shares, by actual common shares outstanding including unvested restricted common shares.  Unvested restricted common shares were as follows: September 30, 2007 - 62,053; December 31, 2006 -  86,937

Platinum Underwriters Holdings, Ltd.
Segment Reporting
For the Three Months Ended September 30, 2007 and 2006
($ in thousands)

Three Months Ended September 30, 2007 (Unaudited)
Segment underwriting results	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$142,549	141,214	8,369	$292,132
Net premiums earned	128,380	153,938	7,992	290,310

Net losses and LAE	43,396	110,365	10,162	163,923
Net acquisition expenses	18,549	33,403	(507)	51,445
Other underwriting expenses	12,086	8,304	367	20,757
Total underwriting expenses	74,031	152,072	10,022	236,125

Segment underwriting income (loss)	$54,349	1,866	(2,030)	54,185

Net investment income				54,283
Net realized losses on investments				(864)
Net foreign currency exchange gains				1,429
Other expense				(659)
Corporate expenses not allocated to segments				(7,404)
Interest expense				(5,457)

Income before income tax expense				$95,513

GAAP underwriting ratios:
Loss and LAE	33.8%	71.7%	127.2%	56.5%
Acquisition expense	14.4%	21.7%	(6.3%)	17.7%
Other underwriting expense	9.4%	5.4%	4.6%	7.1%
Combined	57.6%	98.8%	125.5%	81.3%

Three Months Ended September 30, 2006 (Unaudited)

Segment underwriting results

Net premiums written	$83,018	202,302	12,680	$298,000

Net premiums earned	97,686	214,427	27,496	339,609

Net losses and LAE	17,181	149,698	24,549	191,428
Net acquisition expenses	14,895	54,503	5,596	74,994
Other underwriting expenses	8,608	9,464	1,991	20,063
Total underwriting expenses	40,684	213,665	32,136	286,485

Segment underwriting income (loss)	$57,002	762	(4,640)	53,124

Net investment income				48,302
Net realized losses on investments				(57)
Net foreign currency exchange losses				(228)
Other income				1,714
Corporate expenses not allocated to segments				(5,285)
Interest expense				(5,452)

Income before income tax expense				$92,118

GAAP underwriting ratios:
Loss and LAE	17.6%	69.8%	89.3%	56.4%
Acquisition expense	15.2%	25.4%	20.4%	22.1%
Other underwriting expense	8.8%	4.4%	7.2%	5.9%
Combined	41.6%	99.6%	116.9%	84.4%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.

Platinum Underwriters Holdings, Ltd.
Segment Reporting
For the Nine Months Ended September 30, 2007 and 2006
($ in thousands)

Nine Months Ended September 30, 2007 (Unaudited)
Segment underwriting results	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$399,429	455,945	23,398	$878,772
Net premiums earned	373,226	471,802	26,048	871,076

Net losses and LAE	149,265	340,740	20,262	510,267
Net acquisition expenses	50,748	105,499	145	156,392
Other underwriting expenses	32,696	21,463	1,994	56,153
Total underwriting expenses	232,709	467,702	22,401	722,812

Segment underwriting income (loss)	$140,517	4,100	3,647	148,264

Net investment income				160,666
Net realized losses on investments				(2,521)
Net foreign currency exchange gains				2,887
Other expense				(3,645)
Corporate expenses not allocated to segments				(21,322)
Interest expense				(16,368)

Income before income tax expense				$267,961

GAAP underwriting ratios:
Loss and LAE	40.0%	72.2%	77.8%	58.6%
Acquisition expense	13.6%	22.4%	0.6%	18.0%
Other underwriting expense	8.8%	4.5%	7.7%	6.4%
Combined	62.4%	99.1%	86.1%	83.0%

Nine Months Ended September 30, 2006 (Unaudited)

Segment underwriting results

Net premiums written	$333,906	583,950	(16,816)	$901,040
Net premiums earned	342,322	573,168	105,485	1,020,975

Net losses and LAE	104,876	394,087	86,703	585,666
Net acquisition expenses	55,783	141,025	23,477	220,285
Other underwriting expenses	27,642	23,487	3,935	55,064
Total underwriting expenses	188,301	558,599	114,115	861,015

Segment underwriting income	$154,021	14,569	(8,630)	159,960

Net investment income				137,165
Net realized gains on investments				22
Net foreign currency exchange gains				461
Other expense				(1,927)
Corporate expenses not allocated to segments				(16,664)
Interest expense				(16,352)

Income before income tax expense				$262,665

GAAP underwriting ratios:
Loss and LAE	30.6%	68.8%	82.2%	57.4%
Acquisition expense	16.3%	24.6%	22.3%	21.6%
Other underwriting expense	8.1%	4.1%	3.7%	5.4%
Combined	55.0%	97.5%	108.2%	84.4%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.